EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan and Arena Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan, as amended, of our report dated March 16, 2010, with respect to the 2009 consolidated financial statements of Arena Pharmaceuticals, Inc., included in its Annual Report (Form 10-K), for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 18, 2012